State of Tennessee
Department of Finance and Administration
Bureau of TennCare
310 Great Circle Road

Nashville, Tennessee 37243

Phil Bredesen Governor	M. D. Goetz, Jr. Commissioner

December 22, 2009

Mr. Ken Edwards, CFO
AmeriGroup Community Care 22 Century Blvd., Suite 30 Nashville, Tennessee 37214

Dear Mr. Edwards:

Pursuant to Section 3.4.2 of the CRA, this letter-serves as notification of rates effective July 1, 2009 through June 30. 2011, The CRA outlines that you have 30 days to accept or reject the rates. Should you refuse to continue this Agreement under the new rates, you may activate the termination provisions contained in Section 4.4.7 of the CRA.

These rates are retroactive to July 1, 2009. It is the Bureau’s intent, pending systems changes, to pay the differential between the interim rate and the final rates in the February 2010 capitation cycle.

A databook from the Bureau’s actuarial firm is attached. Sincerely,

Scott C. Pierce

Chief Financial Officer

Attachment

cc: • Casey Dungan. Asst. CFO

TennCare **Exhibit 14**

Middle Tennessee Data Book

Summary Of Capitation Rate

Aid Category	Age Group	Projected Member Months Jul-09 to June-11	Proposed Capitation Rate July 1, 2009 through June 30, 2011 PMPM		Total	
Medicaid (TANF & Related)	Age Under 1	445,184	$	523.22	$	232,929,078
	Age 1 - 13	3,476,835	$	85.08	$	295,809,113
	Age 14 - 20 Female	658,298	$	230.84	$	151,961,602
	Age 14 - 20 Male	521,411	$	126.19	$	65,796,820
	Age 21 - 44 Female	1,279,044	$	377.73	$	483,133,348
	Age 21 - 44 Male	263,882	$	241.56	$	63,743,296
	Age 45 - 64	145,041	$	451.29	$	65,455,441
	Age 65+	13,365	$	440.92	$	5,892,682
Uninsured/Uninsurable	Age Under 1*	22	$	523.22	$	11,343
	Age 1 - 13	164,564	$	77.48	$	12,750,400
	Age 14 - 19 Female	46,032	$	107.50	$	4,948,432
	Age 14 - 19 Male	49,085	$	97.40	$	4,780,918
Disabled	Age <21	44,186	$	1,433.96	$	63,361,157
	Age 21+	530,451	$	944.45	$	500,984,870
Duals/Waiver Duals	All Ages	987,281	$	183.80	$	181,462,237
BHO Priority	All Ages	631,926	$	386.66	$	244,340,387
Weighted Average		8,624,680	$	275.65	$	2,377,361,125

Note - BHO Priority counts are included in other rate cells based on their aid category

* Set equal to Medicaid(TANF& Related) rate due to low volume